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Exhibit 10.8


                              SETTLEMENT AGREEMENT

                  SETTLEMENT AGREEMENT, dated the 27th day of June, 2000, by and between Nina L. Cannon ("NLC"), and Omega Funding, Inc., a corporation wholly-owned by NLC ("Omega"), both with offices at 5331 NW 26th Circle, Boca Raton, FL 33496, and Enterprises Solutions, Inc., a Nevada ESI, with offices at 140 Wood Road, Suite 200, Braintree, MA 02184 ("ESI").

         WHEREAS, NLC is a director of ESI; and

         WHEREAS, Omega has outstanding loans to ESI in the amount of One Hundred Twenty Seven Five Hundred Dollars ($127,500), with unpaid interest thereon of Five Thousand Two Hundred Forty Three Dollars ($5,243.00) (the "Loan"); and

         WHEREAS, NLC wishes to resign as a director of ESI, with an appropriate indemnification agreement from ESI for any liabilities that may arise in the future due to her having acted as a director of ESI; and

         WHEREAS, each of the parties could attempt to assert claims against the other party; and

         WHEREAS, the parties desire to resolve all potential disputes with this Settlement Agreement.








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         NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between the parties as follows:


         1. Settlement of Obligations. The parties shall make full settlement of outstanding obligations under the Agreement as follows:

         A. Loan. Concurrently with the execution of this Settlement Agreement, ESI shall pay the amount of One Hundred Thirty Two Thousand Seven Hundred Forty Three, ($132,743.00), to Omega in full settlement of the Loan, by wire transfer as shall be directed by NLC in writing to ESI.

         B. Resignation from Board of Directors. NLC resigns effective immediately with the execution of this Settlement Agreement as a member of the Board of Directors of ESI.

         C. Indemnification. (i). Definitions. As used in this Settlement
Agreement:

            (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the name of ESI or otherwise and whether of a civil, criminal or administrative or investigative nature, by reason of the fact that NLC is or was an officer and/or director of ESI, or is or was serving at the request of ESI as an officer and/or director, employee or agent of another enterprise, whether or not she is serving in such capacity at the time and liability or expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

            (b) The term "Expenses" includes, without limitation, attorneys' fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of NLC, and any expenses of establishing a right to indemnification pursuant to this Agreement or otherwise including reasonable compensation for time spent by NLC in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which she is not otherwise compensated by ESI or any third party. The term "Expenses"does not include the amount of judgments, fines, penalties or ERISA excise taxes actually levied against NLC.





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         (ii) Indemnification in Third Party Actions. ESI shall indemnify NLC in accordance with the provisions of this section if NLC is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of ESI to procure a judgment in its favor), by reason of the fact that NLC is or was an officer and/or director of ESI, or is or was serving at the request of ESI as an officer and/or director, employee or agent of another enterprise against all expenses, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by NLC in connection with the defense or settlement of such Proceeding, to the fullest extent permitted by Nevada law; provided that any settlement be approved in writing by ESI.

         (iii) Indemnification in Proceedings or by or in the name of ESI. ESI shall indemnify NLC in accordance with the provisions of this section if NLC is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the name of ESI to procure a judgment in its favor by reason of the fact that NLC was or is in officer and/or director of ESI, or is or was serving at the request of ESI as an officer and/or director, employee or agent of another enterprise, against all Expenses actually and reasonably incurred by NLC in connection with the defense or settlement of such Proceeding, to the fullest extent permitted by Nevada law.

         (iv) Conclusive Presumption Regarding Standard of Conduct. NLC shall be conclusively presumed to have met the relevant standards of conduct as defined by Nevada law for indemnification pursuant to this Agreement, unless a determination is made that NLC has not met such standards by (1) the Board of Directors of ESI by a majority vote of a quorum thereof consisting of directors who were not parties to the Proceeding which gives rise to claim made under this Agreement, (2) by the stockholders of ESI by majority vote of a quorum thereof consisting of stockholders who are not parties to the Proceeding which gives rise to claim made under this Agreement, or (3) in a written opinion by independent legal counsel.




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         (v) Indemnification of Expenses of Successful Party. Notwithstanding
any other provisions of this Agreement, to the extent that NLC has been successful in defense of any Proceeding or in defense of any claim, issue or matter therein, on the merits or otherwise, including the dismissal of a Proceeding without prejudice, NLC shall be indemnified against all Expenses incurred in connection therewith to the fullest extent permitted by Nevada law.

         (vi) Advances of Expenses. The Expenses incurred by NLC in any Proceeding shall be paid promptly by ESI in advance of the final disposition of the Proceeding at the written request of NLC to the fullest extent permitted by Nevada law; provided that as long as Nevada law requires such an undertaking, NLC shall undertake in writing to repay such amount to the extent that it is ultimately determined that NLC is not entitled to indemnification. Notwithstanding the foregoing or any other provision of this Agreement, no advance shall be made by ESI if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum thereof consisting of directors who are not parties to the Proceeding, based upon the facts known to the Board at the time such determination is made, that NLC acted in bad faith or deliberately breached her duty to ESI and the stockholders, and as a result of such action by NLC, it is more likely than not it will ultimately be determined that NLC is not entitled to indemnification under the terms of this Agreement.




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         (vii) Partial Indemnification. If NLC is entitled under any provision of this Agreement to indemnification by ESI for some or a portion of the Expenses, judgments, fines, penalties or ERISA excise taxes actually and reasonably incurred by her in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, ESI shall nevertheless indemnify NLC for the portion of such Expenses, judgment, fines, penalties or ERISA excise taxes to which NLC is entitled.

         (viii) Indemnification Procedure; Determination of Right to Indemnification.

          (a) Promptly after receipt by NLC of notice of the commencement of any Proceeding, NLC will, if a claim in respect thereof is to be made against ESI under this Agreement, notify ESI of the commencement thereof. The omission so to notify ESI will not relieve it from any liability which it may have to NLC otherwise than under this Agreement.

          (b) If a claim under this Agreement is not paid by ESI within thirty
(30) days of receipt of written notice, the right to indemnification as provided by this Agreement shall be enforceable by NLC in any court of competent jurisdiction.

          (c) NLC's Expenses incurred in connection with any Proceeding concerning her right to indemnification or advances in whole or in part pursuant to this Agreement shall also be indemnified by ESI regardless of the outcome of such Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by NLC in such Proceeding was not made in good faith or was frivolous.

          (d) With respect to any Proceeding for which indemnification is requested, ESI will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, ESI may assume the defense thereof, with counsel reasonably satisfactory to NLC. After notice from ESI to NLC of its election to assume the defense of a Proceeding, ESI will not be liable to NLC under this Agreement for any legal or other expenses subsequently incurred by NLC in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. ESI shall not settle any Proceeding in any manner which would impose any penalty or limitation on NLC without NLC's written consent. NLC shall have the right to employ her own counsel in any Proceeding but the fees and expenses of such counsel incurred after notice from ESI of its assumption of the defense thereof shall be at the expense of NLC, unless (1) the employment of counsel by NLC has been authorized by ESI, (2) NLC shall have reasonably concluded that there may be a conflict of interest between ESI and NLC in the conduct of the defense of a Proceeding (and such conclusion is concurred in by independent counsel selected by ESI); or (3) ESI shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of NLC's counsel shall be at the expense of ESI.




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     (ix) Limitations on Indemnification. No payments pursuant to this
Settlement Agreement shall be made by ESI:

          (a) To indemnify or advance Expenses to NLC with respect to Proceedings initiated or brought voluntarily by NLC and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Nevada law, but such indemnification or advancement of Expenses may be provided by ESI in specific cases if the Board of Directors finds it to be appropriate;

          (b) To indemnify NLC for any Expenses, judgments, fines, penalties or ERISA excise taxes for which payment is actually made to NLC under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such policy;





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          (c) To indemnify NLC for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by NLC of securities of ESI pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto, or similar provisions of any federal, state or local statutory law;

          (d) To indemnify NLC for any Expenses, judgments, fines, penalties or ERISA excise taxes resulting from NLC's conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

          (e) If a court of competent jurisdiction shall finally determine that any indemnification hereunder is lawful.

         2. Release by NLC. In consideration for repayment of the Loan and the indemnification agreement as provided hereinabove and the agreements of ESI made as provided herein, NLC, as releasor, remises, releases and forever discharges ESI, its respective agents, representatives, directors, officers, counsel, and successors and assigns, jointly and severally, from any and all debts, demands, actions, causes of action, suits, damages, claims and liabilities based on matters of whatever kind or nature, known or unknown, suspected or unsuspected, accrued or unaccrued, whether in law, equity or otherwise, and whether under contract, warranty, tort or otherwise, which NLC ever had, now has or may have, claim or assert from the beginning of the world to the date of this Settlement Agreement, excepting for the obligations of ESI under this Settlement Agreement and except for options covering 35,000 shares of ESI Common Stock granted to NLC.



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         3. Release by ESI. In consideration of the agreements of NLC made as provided herein, ESI, as releasor, remises, releases and forever discharges NLC, her respective agents, representatives, successors and assigns, jointly and severally, from any and all debts, demands, actions, causes of action, suits, damages, claims and liabilities based on matters relating to the Agreement of whatever kind or nature, known or unknown, suspected or unsuspected, accrued or unaccrued, whether in law, equity or otherwise, and whether under contract, warranty, tort or otherwise, which ESI ever had, now has or may have, claim or assert from the beginning of the world to the date of this Settlement Agreement, excepting for the obligations of NLC under this Settlement Agreement.

         4. Confidential Treatment. Except as required by law or applicable regulation, including applicable disclosure requirements under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, this Settlement Agreement, and the terms hereof, shall be maintained in confidence by the parties and shall not be disclosed to any third party. Neither NLC nor ESI shall discuss this Settlement Agreement nor any of the transactions leading up to this Settlement Agreement with any other person, other than their respective counsel.

         4. Agreement Represents Compromise. This Settlement Agreement represents a compromise of disputed claims and is not to be deemed or construed to be an admission of liability or of the truth of any fact on the part of any party. By this Settlement Agreement, the parties intend merely to avoid the potential for protracted dispute.





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         5. Governing Law. This Settlement Agreement shall be construed under the laws of the State of Nevada pertaining to contracts made and to be performed in Nevada.

         6. Entire Agreement. This Settlement Agreement embodies the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements between the parties regarding these matters. It may not be changed or modified orally, but only by a writing signed by each of the parties to be bound by such changes or modification.

         7. Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.














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         IN WITNESS WHEREOF, the parties have set their hands and seals to this
Settlement Agreement which is effective as of the day and year first above written.

                                                 ENTERPRISES SOLUTIONS, INC.

                                                 By:  /s/ John A. Solomon
                                                     ---------------------------
                                                       Title: President and CEO



                                                 OMEGA FUNDING, INC.


                                                 By: __________________________
                                                          Title:



                                                 _______________________________
                                                          Nina L. Cannon